Exhibit 99.1

May 3, 2024

Fellow Shareholders:

Consumers demonstrably value Fubo’s sports-first, live streaming experience, and we believe the demand for our product offering is reflected in our first quarter results. Fubo once again exceeded expectations, with North America (NA) revenue and subscriber growth of 24% and 18%, respectively. Our Q1 performance builds upon the strong momentum achieved in the prior year and underscores continued solid execution on our long-term strategy and profitability goals. Our disciplined approach toward managing our costs resulted in a significant, further reduction in operating expenses as percentage of revenue and improved gross margins. The quarter also marked a healthy year-over-year improvement in profitability and cash usage, reflecting the success of our continuing initiatives focused on increasing efficiency across our global operations.

In addition, we continued to make strategic investments focused on increasing monetization, including advertising. By aggregating sought-after content across sports, news and entertainment through a tech-driven and curated platform, we are confident in our ability to continue to grow our subscriber base as we have done since our initial launch in 2015.

As we mentioned in our previous letter, we have recently filed an antitrust lawsuit against the Walt Disney Company, Fox Corporation and Warner Brothers Discovery in response to anticompetitive actions that we believe are harmful to Fubo, competition within the industry as a whole, and most importantly, to consumers.

We continue to believe in the merits of our lawsuit, and thank those who have publicly supported us, such as DIRECTV and DISH. We remain steadfast in our fight to level the playing field of the sports streaming industry since, as alleged in our court filings, we believe the launch of the joint venture (a collaboration to introduce a sports-only streaming service) controlled by these parties could cause irreparable harm to Fubo and to consumers. A win for Fubo is a big win for consumers, and we are encouraged by the Court’s recent decision to grant limited discovery and set an August 7, 2024 hearing date for our preliminary injunction motion, as well as the Court’s indication that it intends to render a decision before the launch date of the JV. We are further encouraged by reports of the Department of Justice’s (DOJ) ongoing investigation and congressional inquiries into the joint venture. We believe customers deserve choice, fair pricing and innovative products, and this is only possible in a competitive streaming marketplace. Given the many unknowns related to the potential launch of the joint venture, including the outcome of the lawsuit and the DOJ’s reported investigation, our guidance and our planned path to profitability do not reflect any potential impact of the joint venture launch to our business.

1

Q1 2024 Highlights 1:

●	Posted NA subscribers of 1.511 million, meaningfully exceeding the midpoint of our Q1 NA subscriber guidance of 1.425 million.

●	Grew NA Revenue to $394 million, representing a 24% increase over the prior year period and surpassing the midpoint of our guidance of $370 million.

○ NA Subscription revenue growth of 25% year-over-year.

○ NA Advertising revenue growth of 21% year-over-year.

●	Improved Gross Margin by 588 bps year-over-year to 7%.

●	Expanded NA ARPU by 10% year-over-year to $84.54

●	Drove a 339 bps reduction in Subscriber-related expenses (SRE) as a percentage of revenue to 90%, reflecting significant progress in optimizing content costs.

●	Achieved year-over-year improvement in Net Loss of $27 million and a $10 million improvement in net cash used in operating activities.

●	Advanced further towards our goal of positive cash flow and Adjusted EBITDA (AEBITDA) in 2025, with a Q1 AEBITDA improvement of $18 million and a Q1 Free Cash Flow improvement of $10 million, compared to Q1 2023.

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Q1 2024 Results and Q2 Guidance 2

Summary Financials (millions) (GLOBAL)	1Q23	1Q24	1Q24 YoY %
Revenue	$324.4	$402.3	+24%
Total Operating Expenses	$405.8	$465.7	+15%
Net Loss	-$83.4	-$56.3	+32%
Net Loss Margin	-25.7%	-14.0%	+1,170 bps
Adjusted EBITDA	-$58.9	-$41.1	+30%
Adjusted EBITDA Margin	-18.2%	-10.2%	+796 bps

1 Except as otherwise indicated, financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below.

2 Our consolidated Net Loss for 1Q24 was -$56.6 million, which includes loss of -$255 thousand from discontinued operations. Net Loss from continuing operations was -$56.3 million.

2

Key Operating Metrics (NORTH AMERICA STREAMING)	1Q23	1Q24	1Q24 YoY %
Subscribers (thousands)	1,285	1,511	+18%
Revenue ($ in millions)	$316.5	$394.0	+24%
ARPU	$76.79	$84.54	+10%

Key Operating Metrics (REST OF WORLD STREAMING)	1Q23	1Q24	1Q24 YoY %
Subscribers (thousands)	379	397	+5%
Revenue ($ in millions)	$7.8	$8.4	+7%
ARPU	$6.57	$7.00	+7%

Guidance (NA)	2Q24	FY24
Revenue ($ in millions)	$357.5-$367.5	$1,525-$1,545
Subscribers (thousands)	1,275-1,295	1,675-1,695

Guidance (ROW)	2Q24	FY24
Revenue ($ in millions)	$8-$9	$33-$35
Subscribers (thousands)	395-400	395-405

Net Loss from continuing operations in the first quarter was $56.3 million, leading to an earnings per share (EPS) loss of $0.19. This compares favorably to a Net Loss from continuing operations of $83.4 million, or an EPS loss of $0.37 in the first quarter of 2023. Adjusted EPS in the first quarter of 2024 improved to a loss of $0.11, compared to an adjusted EPS loss of $0.27 in Q1 2023. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles and amortization of debt premium (discount), net.

In Q1 2024 we achieved a $10 million improvement in Free Cash Flow and a $18 million improvement in AEBITDA, when compared to Q1 2023. These improvements were a result of our ongoing efforts to drive operating leverage across the business, and represent the 5th consecutive quarter of year-over-year improvements in these metrics.

We maintained a strong balance sheet and healthy liquidity position, ending the quarter with $175 million in cash, cash equivalents and restricted cash. We believe that we have sufficient liquidity to fund our current operating plan as we progress towards our stated profitability goals in 2025, setting aside any potential impact of the joint venture launch to our business.

3

Q1 2024 Operational Highlights

North America Ad Sales

Fubo delivered North America ad revenue of $27.2 million in the quarter, an increase of 21% year-over-year. This performance reflects the continued positive impact of our improved go-to market strategies to better leverage our premium sports-first content and our highly sought-after audience with top agency holding companies. This is especially true around key tentpoles and seasonal events that typically drive higher viewing engagement and premium CPMs.

We ended the quarter with 165 free, ad-supported streaming TV (FAST) channels on the platform. FAST channels represent a key pillar of our strategy to provide a greater diversity of content to our users while also driving advertising growth.

More recently, we announced a suite of new connected tv (CTV) ad units, expanding the volume and variety of our ad offerings. This new ad inventory is indicative of our continued innovation across every aspect of our business.

North America Content

Within the quarter, and in time for MLB Opening Day, Fubo launched the YES Network (New York Yankees), MASN (Baltimore Orioles & Washington Nationals) and a direct-deal with MLB for the San Diego Padres, Arizona Diamondbacks and the Colorado Rockies. Additionally, we launched MLB.tv in Canada.

We continue to gain added leverage over our subscriber related expenses (SRE), which decreased from 93% to 90% of revenue in Q1 versus the same period in the prior year. We expect this year-over-year trend to continue as we work to grow subscribers, optimize our pricing, manage our cost structure, and further improve our mix of premium plans.

4

Product Roadmap

We continue to make meaningful progress on our product roadmap. The recent completion of the North American roll-out of our global Unified Platform has enabled us to rapidly iterate and layer in new features including the forthcoming launch of Fubo Free Tier. Initially available only to former subscribers and free trial users who do not convert, Fubo Free Tier will feature more than 100 FAST channels and select premium UEFA games, and will be housed within our premium experience, differentiating it from other free TV options. Notably, this includes our owned and operated Fubo Sports (a top 10 most-watched and the biggest ad revenue driver among FAST channels on our platform). We are also excited to introduce our user- controlled AI-generated Moments search tool within the DVR. This tool, currently in beta, enables subscribers to create AI-driven playlists within the DVR for basketball content. We will continue to focus on building our technology advantage to create must-have product features designed with the consumer top of mind across the entire demand curve at a range of price points.

Guidance

Given the many unknowns related to the potential launch of the sports streaming joint venture, including the outcome of our antitrust lawsuit and the DOJ’s reported investigation, our guidance and our planned path to profitability do not reflect any potential impact of the joint venture launch to our business.

North America Streaming

Our FY 2024 subscriber guidance projects 1,675,000 to 1,695,000 subscribers, representing 4% year-over-year growth at the midpoint. This reflects our exposure to potential industry volatility, and our intention to maintain discipline in subscriber acquisition costs relative to monetization, but does not reflect any potential impact of the JV launch.

Our FY 2024 revenue guidance projects $1,525 to $1,545 million, representing 15% year-over-year growth at the midpoint. Our projection of revenue growth meaningfully outpacing subscriber growth reflects our continued expectation of ARPU expansion and continued retention of our highest-value subscribers.

Our 2Q 2024 subscriber guidance projects 1,275,000 to 1,295,000 subscribers, representing 10% year-over-year growth at the midpoint. Our 2Q 2024 revenue guidance projects $357.5 to $367.5 million, representing 19% year-over-year growth at the midpoint.

Rest of World

Our FY 2024 subscriber guidance projects 395,000 to 405,000 subscribers, representing a 2% year-over-year decline at the midpoint. Our FY 2024 revenue guidance projects $33 to $35 million, representing 4% year-over-year growth at the midpoint.

Our 2Q 2024 subscriber guidance projects 395,000 to 400,000 subscribers, representing 1% year-over-year growth at the midpoint. Our 2Q 2024 revenue guidance projects $8 to $9 million, representing 4% year-over-year growth at the midpoint.

Our ROW business continues to play a pivotal role in the scaling of our global technology platform, enabling increased product development agility and velocity.

5

Conclusion

As we look ahead, the Fubo team remains focused on the core business as well as making progress against our strategic priorities. We are balancing our profitability targets and growth while also advancing our technology capabilities, features and content. Over the past seven quarters, Fubo has consistently met or exceeded guidance and expanded ARPU in a challenging macroeconomic environment, all while delivering a world-class viewing experience for consumers. We remain confident in our ability to build on this success while aggressively working to establish a more fair and equitable playing field for Fubo, other media industry participants and above all, consumers.

We look forward to keeping you updated on our progress in the quarters to come.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

Q1 2024 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Annual Report on Form 10-K for the year ended December 31, 2023 that will be filed with the SEC.

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 300 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2023). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming. It was the first virtual MVPD to launch 4K streaming and MultiView, which it did years ahead of its peers, as well as Instant Headlines, a first-of-its-kind AI feature that generates contextual news topics as they are reported live on air.

Learn more at https://fubo.tv

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Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, including programming and content partnerships, expectations regarding innovation, growth and profitability, macroeconomic, industry, advertising and consumer trends, anticompetitive practices among our competitors and our response plan, including our antitrust lawsuit against the Walt Disney Company, Fox Corporation and Warner Brothers Discovery, planned product offerings, including technology advancements, our liquidity and anticipated cash requirements, our financial condition and our anticipated financial performance, including quarterly and annual guidance, expectations regarding profitability and our cash flow and Adjusted EBITDA targets. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to the potential launch of the joint venture by Walt Disney Company, Fox Corporation and Warner Brothers Discovery; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

7

(FuboTV Inc. Financial Statements begin on the following pages)

fuboTV Inc

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2024	2023
	Unaudited	Unaudited
Revenues
Subscription	$373,714	$300,875
Advertising	27,469	22,721
Other	1,164	778
Total revenues	402,347	324,374
Operating expenses
Subscriber related expenses	360,170	301,378
Broadcasting and transmission	14,500	19,764
Sales and marketing	43,180	42,946
Technology and development	20,040	18,227
General and administrative	18,509	14,677
Depreciation and amortization	9,261	8,842
Total operating expenses	465,660	405,834
Operating loss	(63,313)	(81,460)

Other income (expense)
Interest expense	(5,256)	(3,373)
Interest income	2,527	2,118
Amortization of debt premium (discount), net	253	(623)
Gain on extinguishment of debt	9,637	-
Other expense	(64)	(144)
Total other income (expense)	7,097	(2,022)

Loss from continuing operations before income taxes	(56,216)	(83,482)
Income tax (provision) benefit	(113)	114
Net loss from continuing operations	(56,329)	(83,368)

Discontinued operations
Loss from discontinued operations before income taxes	(255)	(256)
Loss from discontinued operations	(255)	(256)

Net loss	(56,584)	(83,624)

Less: Net loss attributable to non-controlling interest	574	11
Net loss attributable to common shareholders	$(56,010)	$(83,613)

Other comprehensive loss
Foreign currency translation adjustment	(3,015)	(2,756)
Comprehensive loss attributable to common shareholders	$(59,025)	$(86,369)

Net loss per share attributable to common shareholders
Basic and diluted loss per share from continuing operations	$(0.19)	$(0.37)
Basic and diluted loss per share from discontinued operations	$(0.00)	$(0.00)
Basic and diluted net loss per share	$(0.19)	$(0.37)
Weighted average shares outstanding:
Basic and diluted	299,363,298	225,461,595

Stock-based compensation was allocated as follows:
Subscriber related expenses	79	52
Sales and marketing	4,707	6,673
Technology and development	3,878	3,042
General and administrative	4,313	3,921
Total stock-based compensation	12,977	13,688

8

fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2024	2023
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$168,854	$245,278
Accounts receivable, net	73,611	80,299
Prepaid sports rights	44,489	39,911
Prepaid and other current assets	20,836	20,804
Assets of discontinued operations	461	462
Total current assets	308,251	386,754

Property and equipment, net	4,549	4,835
Restricted cash	6,140	6,142
Intangible assets, net	153,046	158,448
Goodwill	619,911	622,818
Right-of-use assets	34,831	35,825
Other non-current assets	16,913	17,818
Total assets	$1,143,641	$1,232,640

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	52,588	74,311
Accrued expenses and other current liabilities	314,229	320,041
Notes payable	6,491	6,323
Deferred revenue	89,771	90,203
Long-term borrowings - current portion	1,469	1,612
Current portion of lease liabilities	5,341	5,247
Liabilities of discontinued operations	19,629	19,608
Total current liabilities	489,518	517,345

Convertible notes, net	379,722	391,748
Lease liabilities	36,665	38,087
Other long-term liabilities	1,635	1,635
Total liabilities	907,540	948,815

Shareholders’ equity:
Common stock par value $0.0001: 800,000,000 shares authorized; 299,724,400 and 299,215,160 shares issued and outstanding at March 31, 2024 and December 31, 2023, respectively	30	30
Additional paid-in capital	2,148,745	2,136,870
Accumulated deficit	(1,901,552)	(1,845,542)
Non-controlling interest	(12,325)	(11,751)
Accumulated other comprehensive income (loss)	1,203	4,218
Total shareholders’ equity	236,101	283,825
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,143,641	$1,232,640

9

fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	March 31,
	2024	2023
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(56,584)	$(83,624)
Less: Loss from discontinued operations, net of tax	(255)	(256)
Net loss from continuing operations	(56,329)	(83,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	9,261	8,842
Stock-based compensation	12,977	13,688
Amortization of debt (premium) discount, net	(253)	623
Gain on extinguishment of debt	(9,637)	-
Deferred income tax provision (benefit)	113	(114)
Amortization of right-of-use assets	994	667
Other adjustments	168	163
Changes in operating assets and liabilities of business
Accounts receivable, net	6,615	2,739
Prepaid expenses and other assets	419	1,877
Prepaid sports rights	(4,399)	(6,731)
Accounts payable	(22,102)	(4,974)
Accrued expenses and other liabilities	(3,227)	(11,569)
Deferred revenue	(381)	1,048
Lease liabilities	(1,265)	70
Net cash used in operating activities - continuing operations	(67,046)	(77,039)
Net cash used in operating activities - discontinued operations	(233)	(1,150)
Net cash used in operating activities	(67,279)	(78,189)

Cash flows from investing activities
Purchases of property and equipment	(108)	(102)
Capitalization of internal use software	(3,609)	(3,816)
Purchase of intangible assets	(540)	-
Net cash used in investing activities - continuing operations	(4,257)	(3,918)
Net cash used in investing activities - discontinued operations	-	-
Net cash used in investing activities	(4,257)	(3,918)

Cash flows from financing activities
Proceeds from sale of common stock, net of fees	(15)	106,130
Redemption of non-controlling interest	-	(2,147)
Payments for financing costs	(4,589)	-
Vested restricted stock unit settled for cash	(181)	(125)
Proceeds from exercise of stock options	2	46
Repayments of notes payable and long-term borrowings	(107)	(217)
Net cash (used in) provided by financing activities - continuing operations	(4,890)	103,687
Net cash (used in) provided by financing activities - discontinued operations	-	-
Net cash (used in) provided by financing activities	(4,890)	103,687

Net (decrease) increase in cash, cash equivalents and restricted cash	(76,426)	21,580
Cash, cash equivalents and restricted cash at beginning of period	251,420	343,226
Cash, cash equivalents and restricted cash at end of period	$174,994	$364,806

Supplemental disclosure of cash flows information:
Interest paid	4,745	6,550
Income tax paid	27	6

Non cash financing and investing activities:
Accrued expenses - At-the-market offering	-	91
Accounts payable - financing costs	93	-

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Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax provision (benefit), other (income) expenses, and one-time non-cash expenses.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, change in fair value of warrants, amortization of debt premium (discount), amortization of intangible assets and other non-cash items.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

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Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Subscriber Acquisition Cost

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures. The tables also include reconciliations of GAAP Subscription revenue and GAAP Advertising revenue to North America ARPU and ROW ARPU, respectively, each of which is a key performance metric.

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$373,714	$300,875
Advertising Revenue (GAAP)	27,469	22,721
Subtract:
ROW Subscription Revenue	(8,143)	(7,618)
ROW Advertising Revenue	(244)	(206)
Total	392,796	315,772
Divide:
Average Subscribers (North America)	1,548,782	1,370,783
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$84.54	$76.79

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fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to ROW ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$373,714	$300,875
Advertising Revenue (GAAP)	27,469	22,721
Subtract:
North America Subscription Revenue	(365,571)	(293,257)
North America Advertising Revenue	(27,225)	(22,515)
Total	8,387	7,824
Divide:
Average Subscribers (ROW)	399,528	396,956
Months in Period	3	3
ROW Monthly Average Revenue per User (ROW ARPU)	$7.00	$6.57

14

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(56,329)	$(83,368)
Depreciation and amortization	9,261	8,842
Stock-based compensation	12,977	13,688
Other (income) expense	(7,097)	2,022
Income tax provision (benefit)	113	(114)
Adjusted EBITDA	(41,075)	(58,930)

Adjusted EBITDA	(41,075)	(58,930)
Divide:
Revenue	402,347	324,374
Adjusted EBITDA Margin	-10.2%	-18.2%

15

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(67,046)	$(77,039)
Subtract:
Purchases of property and equipment	(108)	(102)
Capitalization of internal use software	(3,609)	(3,816)
Purchase of intangible assets	(540)	-
Free Cash Flow	(71,303)	(80,957)

16

fuboTV Inc.

Reconciliation of Net Loss Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2024	March 31, 2023
	As-Reported	As-Reported
Net loss attributable to common shareholders	$(56,010)	$(83,613)
Subtract:
Net loss from discontinued operations, net of tax	(255)	(256)
Net loss from continuing operations attributable to common shareholders	(55,755)	(83,357)

Net loss from continuing operations attributable to common shareholders	(55,755)	(83,357)
Stock-based compensation	12,977	13,688
Amortization of debt (premium) discount, net	(253)	623
Amortization of intangibles	8,893	8,426
Adjusted net loss from continuing operations	(34,138)	(60,620)

Weighted average shares outstanding:
Basic and diluted	299,363,298	225,461,595

Adjusted EPS from continuing operations	$(0.11)	$(0.27)

# # #

Contacts

Investor Contacts:

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

17